                                                                      EXHIBIT 11

                         INCOME PER SHARE CALCULATIONS

                                                                                        NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
PRIMARY INCOME (LOSS) PER SHARE                     1993        1994        1995         1995        1996
                                                 ----------  ----------  -----------  ----------  ----------
Net income (loss)..............................  $1,354,000  $  102,000  $(1,185,000) $3,816,000  $10,512,000
Preferred stock dividend.......................      --          --          529,000     176,000     603,000
                                                 ----------  ----------  -----------  ----------  ----------
Net income (loss) applicable to common stock...   1,354,000     102,000   (1,714,000)  3,640,000   9,909,000
Weighted average common shares outstanding.....   2,655,000   2,810,000    3,938,000   3,622,000   7,676,000
                                                 ----------  ----------  -----------  ----------  ----------
Primary earnings per common share..............  $     0.51  $     0.04  $     (0.44) $     1.00  $     1.29
                                                 ----------  ----------  -----------  ----------  ----------
                                                 ----------  ----------  -----------  ----------  ----------

ADDITIONAL PRIMARY CALCULATION
Net income (loss) applicable to common stock...  $1,354,000  $  102,000  $(1,714,000) $3,640,000  $9,909,000
Weighted average common shares outstanding.....   2,655,000   2,810,000    3,938,000   3,622,000   7,676,000
Add dilutive effect of outstanding stock
  options (as determined by using the treasury
  stock method)................................      --          --          --           --         303,000
                                                 ----------  ----------  -----------  ----------  ----------
Weighted average common shares outstanding, as
  adjusted.....................................   2,655,000   2,810,000    3,938,000   3,622,000   7,979,000
                                                 ----------  ----------  -----------  ----------  ----------
Net income (loss) applicable to common stock
  per share, as adjusted.......................  $     0.51  $     0.04  $     (0.44) $     1.00  $     1.24
                                                 ----------  ----------  -----------  ----------  ----------
                                                 ----------  ----------  -----------  ----------  ----------

FULLY DILUTED INCOME (LOSS) PER SHARE
Net income (loss)..............................  $1,354,000  $  102,000  $(1,185,000) $3,816,000  $10,512,000
Decrease in interest expense from assumed
  conversion of debentures, net of tax
  effect.......................................     166,000     399,000      250,000     250,000      --
                                                 ----------  ----------  -----------  ----------  ----------
Net income (loss), as adjusted.................  $1,520,000  $  501,000  $  (935,000) $4,066,000  $10,512,000
Weighted average common shares outstanding.....   2,655,000   2,810,000    3,938,000   3,622,000   7,676,000
Add dilutive effect of outstanding stock
  options (as determined by using the treasury
  stock method)................................      --          --          --           --         334,000
Add weighted average of additional shares
  issued from conversion of debentures.........      467,00   1,120,000      700,000     980,000      --
Add weighted average of additional shares
  issued from conversion of preferred stock....      --          --          903,000     404,000   1,429,000
                                                 ----------  ----------  -----------  ----------  ----------
Weighted average common shares outstanding, as
  adjusted.....................................   3,122,000   3,930,000    5,541,000   5,006,000   9,439,000
                                                 ----------  ----------  -----------  ----------  ----------
Fully diluted income (loss) per common share...  $     0.49  $     0.13  $     (0.17) $     0.81  $     1.11
                                                 ----------  ----------  -----------  ----------  ----------
                                                 ----------  ----------  -----------  ----------  ----------
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    The fully diluted computation is submitted as an exhibit to the Company's
Registration Statement on Form S-2 in accordance with Regulation S-K item 601
(b)(11), although presenting the computation is not in accordance with paragraph
30 of APB Opinion 15 because the computation produces an antidilutive result.

    The capital structure that was in place prior to the 1996 one-for-five reverse stock split did not result in calculated dilution per share for 1993, as both the primary and fully diluted calculations resulted in the same amount
($.10) per share. Fully diluted income (loss) per common share, as calculated above and based upon the 1996 capital structure, is not presented in the accompanying financial statements as the dilution per share is immaterial to the reported income per share of 1993, and the indebtedness creating the 1993 dilution was converted into common stock in 1995 and thus has no future continuing impact on income applicable to common shareholders.